Exhibit 99.2

Outerwall Inc. Announces Closing of Senior Note Offering

BELLEVUE, Wash.—June 9, 2014—Outerwall Inc. (Nasdaq: OUTR) today announced that it has consummated its private offering to sell $300 million in aggregate principal amount of senior unsecured notes due 2021 (the “Notes”). The Notes were initially sold at a price of 100.000% of the principal amount thereof and will have an interest rate of 5.875% per annum with semi-annual cash interest payments. Outerwall intends to use the proceeds from the offering to repay existing indebtedness under its credit facility, but may reserve a portion of the proceeds for general corporate purposes, which may include but are not limited to maintenance or repayment of other outstanding debt, acquisitions or other investments, and payment of other corporate expenses.

This press release is for informational purposes only. The Notes have been offered and sold only to qualified institutional buyers in the United States in reliance on the exemption from registration set forth in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S of the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor has there been any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Outerwall Inc.

Outerwall Inc. has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company mission is to create a better everyday by delivering breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding the offering of the Notes. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Outerwall or its management, as well as from risks and uncertainties beyond Outerwall’s control. Such risks and uncertainties include, but are not limited to, the use of proceeds relating to the Notes offering, changes in Outerwall’s strategic and financial objectives, and the ability to attract new retailers and customers, penetrate new markets and distribution channels and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Outerwall, please review “Risk Factors” and other disclosures described in Outerwall’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall’s expectations as of the date of this release. Outerwall undertakes no obligation to update the information provided herein.

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Contact:

Financial Analysts and Investors:

Angie McCabe

Vice President of Investor Relations

425-943-8754

angie.mccabe@outerwall.com

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@outerwall.com